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                                                                     Exhibit 4


                               SAGA COMMUNICATIONS
                              AND ITS SUBSIDIARIES
                               73 Kercheval Avenue
                       Grosse Pointe Farms, Michigan 48236

                                                      Dated as of: May 18, 1998

BankBoston, N.A., Individually and
  as Agent and Collateral Trustee
100 Federal Street
Boston, Massachusetts 02110

The Bank of New York, Individually
  and as Co-Agent
One Wall Street
New York, New York 10286

Mellon Bank, N.A.
One Mellon Center
500 Grant Street
Pittsburgh, Pennsylvania 15258-0001

Fleet Bank, N.A.
1185 Avenue of the Americas
New York, New York 10036

Union Bank of California, N.A.
445 South Figueroa Street
Los Angeles, California 90071


                     RE: AMENDMENT NO. 1 TO CREDIT AGREEMENT

Ladies and Gentlemen:

           We refer to the Amended and Restated Credit Agreement, dated as of June 17, 1996 (as amended and in effect immediately prior to the date hereof, the "CREDIT AGREEMENT"), among (a) Saga Communications, Inc., a Delaware corporation (the "BORROWER"), (b) the Subsidiaries of the Borrower from time to time party thereto (collectively, the "SUBSIDIARIES"), (c) the various financial institutions that are now or hereafter become parties thereto as lenders (the "LENDERS"), (d) BankBoston, N.A. (formerly known as The First National Bank of Boston) ("BANKBOSTON"), a national banking association, as agent (the "AGENT") for the Lenders, and (e) THE BANK OF


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NEW YORK, a banking corporation organized under the laws of the State of New
York, as co-agent for the Lenders (the "CO-AGENT").

           WHEREAS, the Borrower, the Lenders, the Agent and the Co-Agent have agreed to modify certain terms and conditions of the Credit Agreement as specifically set forth in this letter agreement (this "AMENDMENT");

           NOW, THEREFORE, in consideration of the mutual agreements contained in the Credit Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

           SECTION 1. CERTAIN TERMS. Capitalized terms used but not defined in this Amendment have the meanings specified for such terms in the Credit Agreement. Any reference herein to any agreement shall be deemed to be a reference to such agreement as amended as of the date hereof and as further amended, supplemented or otherwise modified from time to time.

           SECTION 2.  AMENDMENT TO CREDIT AGREEMENT.

           (a) Section 1.1 of the Credit Agreement is hereby amended as follows:

                     (i) The definition of "Conversion Date" is hereby amended by deleting the date "June 30, 1998" and substituting in place thereof the date "June 30, 1999"; and

                     (ii) The definition of "Maturity Date" is hereby amended by deleting the date "June 30, 2003" and substituting in place thereof the date "June 30, 2004".

           (b) Section 2.5 of the Credit Agreement is hereby amended as follows:

                     (i) Section 2.5(a) of the Credit Agreement is hereby amended by (x) deleting from sub-clause (i)(A) thereof the date "September 17, 1996" and substituting in place thereof the date "June 30, 1998" and (y) deleting the table set forth therein and replacing such table in its entirety with the following:

                            PERIOD               REDUCTION PERCENTAGE
                            ------               --------------------
                     06/30/98 - 12/31/98                       2.5%
                     01/01/99 - 12/31/99                      15.0%
                     01/01/00 - 12/31/00                      15.0%
                     01/01/01 - 12/31/01                      17.5%
                     01/01/02 - 12/31/02                      20.0%
                     01/01/03 - 12/31/03                      20.0%
                          03/31/04                             5.0%
                          06/30/04                      Term Loan A Matures


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                     (ii) Section 2.5(b) of the Credit Agreement is hereby
           amended by (x) deleting at the end of the first sentence thereof the date "June 30, 1998" and substituting in place thereof the date "September 30, 1999" and (y) deleting the table set forth therein and replacing such table in its entirety with the following:

                            PERIOD             REDUCTION PERCENTAGE
                            ------             --------------------
                     01/01/98 - 06/30/99                         0%
                     07/01/99 - 12/31/99                      15.0%
                     01/01/00 - 12/31/00                      20.0%
                     01/01/01 - 12/31/01                      20.0%
                     01/01/02 - 12/31/02                      20.0%
                     01/01/03 - 12/31/03                      20.0%
                          03/31/04                             2.5%
                          06/30/04                      Term Loan B Matures

           SECTION 3. EFFECTIVENESS. This Amendment shall become effective upon receipt by the Agent of duly executed counterparts of this Amendment, which, when taken together, bear the authorized signatures of each of the parties hereto.

           SECTION 4. REPRESENTATIONS AND WARRANTIES. Each of the Principal Companies hereby represents and warrants to each Lender, the Agent, the Co-Agent and the Collateral Trustee, on as of the date hereof, as follows:

                     (a) This Amendment has been duly executed and delivered by each of the Principal Companies party hereto. The execution, delivery and performance by each Principal Company of this Amendment has been duly authorized by proper corporate proceedings by each Principal Company, and constitutes the legal, valid and binding obligation of each Principal Company, enforceable against such Principal Company in accordance with its terms.

                     (b) The execution, delivery and performance by each Principal Company of this Amendment does not and will not contravene any Contractual Obligation of such Principal Company or any applicable law, and does not and will not result in or require the creation or imposition of any Lien on any property of any Principal Company, other than Liens in favor of the Collateral Trustee.

                     (c) The representations and warranties of the Principal Companies contained in the Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement, the other Loan Documents or this Amendment was true as of the date as of which it was made, and no Default or Event of Default has occurred


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           and is continuing as of the date of this Amendment or would occur after giving effect to the transactions contemplated by this Amendment.

           SECTION 5. RATIFICATION, ETC. Except as expressly amended hereby, the Credit Agreement, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. All references in the Credit Agreement or such other Loan Documents or in any related agreement or instrument to the Credit Agreement or such other Loan Documents shall hereafter refer to such agreements as amended hereby, pursuant to the provisions of the Credit Agreement.

           SECTION 6. NO IMPLIED WAIVER, ETC. Except as expressly provided herein, nothing contained herein shall constitute a waiver of, impair or otherwise affect any of the Obligations, any other obligations of the Principal Companies or any right of the Agent, the Co-Agent, the Collateral Trustee or the Lenders consequent thereon.

           SECTION 7. MISCELLANEOUS. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.


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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                  Very truly yours,

                                  SAGA COMMUNICATIONS, INC.
                                  SAGA BROADCASTING CORP.
                                  FRANKLIN COMMUNICATIONS, INC.
                                  TIDEWATER COMMUNICATIONS, INC.
                                  SAGA COMMUNICATIONS OF ILLINOIS, INC.
                                  SAGA COMMUNICATIONS OF IOWA REAL ESTATE, INC. LAKEFRONT COMMUNICATIONS, INC.
                                  SAGA COMMUNICATIONS OF IOWA, INC.
                                  SAGA COMMUNICATIONS OF NEW ENGLAND, INC.
                                  SAGA QUAD STATES COMMUNICATIONS, INC.
                                  SAGA COMMUNICATIONS OF MICHIGAN, INC.

                                  By: /s/ Samuel Bush
                                     ------------------------
                                     Name:  Samuel Bush
                                     Title: Treasurer





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Agreed and Accepted By :

BANKBOSTON, N.A., individually
  and as Agent

By: /s/ Lisa M. Pellow
   ---------------------------------
    Name:  Lisa M. Pellow
    Title: Director

THE BANK OF NEW YORK,
  individually and as Co-Agent

By: /s/ Vincent L. Pacilio
   --------------------------------
    Name:  Vincent L. Pacilio
    Title: Senior Vice President

MELLON BANK, N.A.

By: /s/ Paul F. Noel
   --------------------------------
    Name:  Paul F. Noel
    Title: Vice President

UNION BANK OF CALIFORNIA, N.A.
By: /s/ Kristina M. Mouzakis
   --------------------------------
    Name:  Kristina M. Mouzakis
    Title: Assistant Vice President

FLEET BANK, N.A.

By: /s/ Russ J. Lopinto
   --------------------------------
    Name:  Russ J. Lopinto
    Title: Vice President